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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:   FEBRUARY 12, 2004
DATE OF EARLIEST EVENT REPORTED:    JANUARY 31, 2004

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


       DELAWARE                      1-12929                    36-4135495
    (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                           Identification
    incorporation)                                                Number)

                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                      (Address of principal executive
                                  offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:(828) 324-2200

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Item 2.   Acquisitions or Dispositions of Assets.
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          On January 31, 2004, CommScope, Inc., a Delaware corporation
("CommScope"), through CommScope Solutions Holdings, LLC (formerly known as SS Holdings, LLC, "CSH"), a Delaware limited liability company and a wholly owned subsidiary of CommScope, acquired the Connectivity Solutions business ("ACS") of Avaya Inc., a Delaware corporation ("Avaya"), pursuant to an asset purchase agreement dated as of October 26, 2003 (the "Asset Purchase Agreement"), among CommScope, CSH and Avaya.

          ACS is engaged in the business of the design, development, manufacture and marketing of enterprise structured cabling solutions for Local Area Networks, structured cabling and equipment for telephone central offices and secure environmental enclosures for telecommunications service providers. The principal assets of the ACS business include: intellectual property; contracts; equipment; inventory; accounts receivable; manufacturing facilities in Omaha, Nebraska, Bray, Ireland, and Brisbane, Australia; leased warehouse facilities in Hilversum, The Netherlands and Singapore; and leased operational headquarters and research and development facilities in Richardson, Texas. Approximately 1,900 employees of the ACS business have become employees of CommScope and its subsidiaries.

          Under the terms of the Asset Purchase Agreement, CommScope and CSH acquired substantially all of the assets, subject to specified liabilities, of ACS in consideration for the payment to Avaya of $250,000,000 in cash and 1,761,538 shares of CommScope's common stock, par value $0.01 per share, subject to post-closing adjustment. (The closing of certain limited international operations is expected to occur later this year, and a portion of the cash purchase price was withheld pending such closing). CommScope also assumed up to approximately $65 million of specified liabilities of ACS, primarily related to employee benefits. The purchase price was based on arms-length negotiations between the parties and will be adjusted based on the Closing Net Assets (as defined in the Asset Purchase Agreement) of ACS as of the close of business on the business day prior to the closing date.

          The cash portion of the purchase price was funded from CommScope's existing cash balances and $100 million of borrowings under CommScope's new amended and restated $185 million senior secured credit facility (the "Credit Agreement"). Certain of CommScope's operating subsidiaries, (the "Borrowers") are the primary borrowers under the Credit Agreement. CommScope and each of its other material domestic subsidiaries have guaranteed the performance of the Borrowers under the Credit Agreement. The Credit Agreement is secured by substantially all of the property and assets of CommScope. The Credit Agreement consists of a $110 million revolving credit facility and a $75 million term loan facility maturing on January 31, 2009.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

      (a) Financial statements of business acquired.
          -----------------------------------------

          The Company intends to file financial statements for the business acquired as described in Item 2 hereof by amendment to this Form 8-K on or before April 15, 2004 (which is within 75 days after the date on which the acquisition described in Item 2 hereof was consummated).

      (b) Pro forma financial information.
          -------------------------------

          The Company intends to file pro forma financial information reflecting the effect of the business acquired as described in
          Item 2 hereof by amendment to this Form 8-K on or before April 15, 2004 (which is within 75 days after the date on which the acquisition described in Item 2 hereof was consummated).

      (c) Exhibit Description
          -------------------

            Exhibit     Description
            -------     -----------

              2.1 Asset Purchase Agreement, dated as of October 26, 2003, by and among CommScope, Inc., SS Holdings, LLC and Avaya Inc.

              2.2 Letter Agreement, dated October 26, 2003, by and among CommScope, Inc., SS Holdings, LLC and Avaya Inc.

              4.1 Registration Rights Agreement dated as of January 31, 2004, by and between CommScope, Inc. and Avaya Inc.

              4.2 Letter Agreement, dated October 26, 2003, by and between CommScope, Inc. and Avaya Inc.


              10.1 Amended and Restated Credit and Security Agreement, dated as of January 31, 2004 by and among CommScope, Inc. of North Carolina, CommScope Solutions, Inc., Connectivity Solutions Manufacturing, Inc., the lenders listed therein, and Wachovia Bank, National Association as Agent.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: February 12, 2004

                                          COMMSCOPE, INC.

                                          By: /s/ Frank B. Wyatt, II
                                             ----------------------------------
                                          Name:  Frank B. Wyatt, II
                                          Title: Senior Vice President

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                               EXHIBIT INDEX

            Exhibit    Description

              2.1 Asset Purchase Agreement, dated as of October 26, 2003, by and among CommScope, Inc., SS Holdings, LLC and Avaya Inc.

              2.2 Letter Agreement, dated October 26, 2003 by and among CommScope, Inc., SS Holdings, LLC and Avaya Inc.

              4.1 Registration Rights Agreement dated as of January 31, 2004 by and between CommScope, Inc. and Avaya Inc.

              4.2 Letter Agreement, dated October 26, 2003, by and between CommScope, Inc. and Avaya Inc.

             10.1 Amended and Restated Credit and Security Agreement, dated as of January 31, 2004 by and among CommScope, Inc. of North Carolina, CommScope Solutions, Inc., Connectivity Solutions Manufacturing, Inc., the lenders listed therein, and Wachovia Bank, National Association as Agent.